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                                                                    Exhibit 21.1

                           Subsidiaries of the Company

            Entity Name                           State/Country of Incorporation
            -----------                           ------------------------------

ADV Engineering S.A.                         France
Easics, N.V.                                 Belgium
Horizon Semiconductors, Inc.                 Virginia
Opal Acquisition Corporation                 Delaware
Systems On Silicon, Inc.                     Delaware
TranSwitch Asia PTE Ltd.                     Singapore
TranSwitch Asia Ltd.                         Hong Kong
TranSwitch II Corp.                          Delaware
TranSwitch III, Inc.                         Delaware
TranSwitch Europe N.V./S.A.                  Belgium
TranSwitch Foreign Sales Corporation         U.S. Virgin Islands
TranSwitch India Private Limited             India
TranSwitch International Corp.               Delaware
TranSwitch S.A.                              Switzerland
TranSwitch Silicon Valley, Inc.              California
TranSwitch Technologies Canada, Inc.         Canada
TX Holdings Inc.                             Delaware